Exhibit 99.1

Press Contact:	Investor Relations Contact:
Robyn Jenkins-Blum	Laura Graves
Cisco	Cisco
+1 (408) 853-9848	+1 (408) 526-6521
rojenkin@cisco.com	lagraves@cisco.com

CISCO REPORTS FIRST QUARTER EARNINGS

•	Q1 Net Sales: $10.75 billion (increase of 19% year over year)

•	Q1 Net Income: $1.9 billion GAAP; $2.4 billion non-GAAP

•	Q1 Earnings per Share: $0.34 GAAP (increase of 13% year over year); $0.42 non-GAAP (increase of 17% year over year)

SAN JOSE, Calif. – November 10, 2010 – Cisco, the worldwide leader in networking that transforms how people connect, communicate and collaborate, today reported its first quarter results for the period ended October 30, 2010. Cisco reported first quarter net sales of $10.75 billion, net income on a generally accepted accounting principles (GAAP) basis of $1.9 billion or $0.34 per share, and non-GAAP net income of $2.4 billion or $0.42 per share.

“Cisco delivered solid financial results, during a challenging economic environment. While we have seen capital spending moderate in some areas of our business, our execution in the areas we can control and influence speak to the success and relevance of the company’s strategy,” said John Chambers, chairman and CEO, Cisco. “Our position in the market, including continued product innovation, market share momentum and operational excellence, positions us for growth and flexibility well into the future as we strengthen our role as a trusted business partner to our customers.”

GAAP Results

	Q1 2011	Q1 2010	Vs. Q1 2010
Net Sales	$10.75 billion	$9.02 billion	19.2%
Net Income	$1.9 billion	$1.8 billion	8.0%
Earnings per Share	$0.34	$0.30	13.3%

Non-GAAP Results

	Q1 2011	Q1 2010	Vs. Q1 2010
Net Income	$2.4 billion	$2.1 billion	13.9%
Earnings per Share	$0.42	$0.36	16.7%

A reconciliation between net income on a GAAP basis and non-GAAP net income is provided in the table on page 6.

Cisco will discuss first quarter results and business outlook on a conference call and webcast at 1:30 p.m. Pacific Time today. Call information and related charts are available at http://investor.cisco.com.

Other Financial Highlights

•

Cash flows from operations were $1.7 billion for the first quarter of fiscal 2011, compared with $1.5 billion for the first quarter of fiscal 2010, and compared with $3.2 billion for the fourth quarter of fiscal 2010.

•	Cash and cash equivalents and investments were $38.9 billion at the end of the first quarter of fiscal 2011, compared with $39.9 billion at the end of fiscal 2010.

•

During the first quarter of fiscal 2011, Cisco repurchased 113 million shares of common stock under the stock repurchase program at an average price of $22.14 per share for an aggregate purchase price of $2.5 billion. As of October 30, 2010, Cisco had repurchased and retired 3.2 billion shares of Cisco common stock at an average price of $20.83 per share for an aggregate purchase price of approximately $67.5 billion since the inception of the stock repurchase program. The remaining authorized repurchase amount as of October 30, 2010 was $4.5 billion with no termination date.

•

Days sales outstanding in accounts receivable (DSO) at the end of the first quarter of fiscal 2011 were 38 days, compared with 41 days at the end of the fourth quarter of fiscal 2010, and compared with 32 days at the end of the first quarter of fiscal 2010.

•

Inventory turns on a GAAP basis were 11.2 in the first quarter of fiscal 2011, compared with 12.6 in the fourth quarter of fiscal 2010, and compared with 11.6 in the first quarter of fiscal 2010. Non-GAAP inventory turns were 10.8 in the first quarter of fiscal 2011, compared with 12.1 in the fourth quarter of fiscal 2010, and compared with 11.3 in the first quarter of fiscal 2010.

“Our balanced results in the first quarter clearly demonstrate our ability to execute across many areas within the company,” stated Frank Calderoni, executive vice president and chief financial officer, Cisco. “We delivered $10.75 billion in revenue, representing 19% year-over-year growth alongside continued investments in expanding our portfolio. We believe we have competitive advantages that provide us with the platform on which to base long-term profitable growth, and we are moving the business forward to deliver results for our customers, our shareholders, and our employees.”

Select Global Business Highlights

•

Cisco completed its acquisition of privately held ExtendMedia Corporation, a leading provider of software-based Content Management Systems (CMS) that manage the entire lifecycle of video content through monetization for pay media and ad-supported business models.

•	Cisco completed its acquisition of privately held Arch Rock Corporation, a pioneer in Internet Protocol-based wireless network technology for smart-grid applications.

•	Orange Business Services together with Cisco, EMC and VMware announced a global business alliance to offer end-to-end cloud computing services for enterprises.

Cisco Innovation

•

Cisco introduced Cisco ūmi™ telepresence, a first-of-its-kind consumer product that brings family and friends together in HD video at the touch of a button, whether they are around the corner or across the country.

•

Cisco expanded its Borderless Network portfolio with new products across switching, routing, security and mobility, and announced the Application Velocity Network Service designed to enhance the resilience and user experience of cloud-based applications.

•

Cisco unveiled a new class of small business switches, new Internet Protocol (IP) phones and video monitoring software and enhanced services and support designed to help small businesses improve security, boost performance and grow their business while controlling costs.

•	Cisco released the Cisco AnyConnect™ Secure Mobility Client through the Apple App Store to offer a seamless and highly secure experience for enterprise iPhone and iPod touch users.

Select Customer Announcements

•

Cisco deployed its 30 millionth IP phone to one of the world’s largest banking and financial services institutions, HSBC. As part of a standardization strategy, HSBC has already deployed over 100,000 Cisco Unified IP Phones across 87 geographic locations.

•	The City of Holyoke in Massachusetts launched Smart+Connected Communities pilot programs with Cisco to implement the city’s vision for sustainable redevelopment.

•	Australian office products supplier Corporate Express extended its commitment to virtualization in the data center with its selection of technology from Cisco, EMC and VMware.

•

Incheon Metropolitan City in Korea and Cisco advanced their strategic collaboration based on Cisco’s Smart+Connected Communities blueprint with pilot projects to explore the use of technology for the 2014 Asian Games, to develop a set of “Smart City” guidelines for private sector developers to build ICT-ready buildings within the Incheon, and to develop Smart Community Centers in Incheon.

•	Free (Iliad Group) in France implemented the Cisco Carrier-Grade IPv6 solution, underpinning one of the world’s largest live IPv6-enabled residential Internet service deployments.

•	In Kenya, Wananchi Group and Cisco signed a multiyear contract to facilitate triple play services and the roll out of new services in nine countries in the eastern Africa region.”

Editor’s Note:

•

Q1 FY 2011 conference call to discuss Cisco’s results along with its business outlook will be held at 1:30 p.m. Pacific Time, Wednesday, November 10, 2010. Conference call number is 888-848-6507 (United States) or 212-519-0847 (international).

•

Conference call replay will be available from 4:30 p.m. Pacific Time, November 10, 2010 to 4:30 p.m. Pacific Time, November 17, 2010 at 866-357-4205 (United States) or 203-369-0122 (international). The replay also will be available via webcast from November 10, 2010 through January 21, 2011 on the Cisco Investor Relations website at http://investor.cisco.com.

•

Additional information regarding Cisco’s financials, as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, November 10, 2010. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The webcast will include both the prepared remarks and the question-and-answer session. This information, along with GAAP reconciliation information, will be available on the Cisco Investor Relations website at http://investor.cisco.com.

About Cisco

Cisco (NASDAQ: CSCO), the worldwide leader in networking that transforms how people connect, communicate and collaborate, this year celebrates 25 years of technology innovation, operational excellence and corporate social responsibility. Information about Cisco can be found at http://www.cisco.com. For ongoing news, please go to http://newsroom.cisco.com.

# # #

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as statements regarding our growth, profitability, strategy, momentum, product innovation, operational excellence, flexibility, and relationships with our customers) and the future financial performance of Cisco that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market and other customer markets; the return on our investments in certain market adjacencies and geographical locations; the timing of orders and manufacturing and customer lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; increased competition in our product and service markets, including the data center; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, intellectual property, antitrust, shareholder and other matters, and governmental investigations; natural catastrophic events; a pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales and engineering activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during economic downturns; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; changes in provision for income taxes, including changes in tax laws and regulations or adverse outcomes resulting from examinations of our income tax returns; potential volatility in operating results; and other factors listed in Cisco’s most recent report on Form 10-K. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent report on Form 10-K filed on September 21, 2010, as it may be amended from time to time. Cisco’s results of operations for the three months ended October 30, 2010 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP net income per share data, non-GAAP shares used in net income per share calculation, and non-GAAP inventory turns. Effective from the second quarter of fiscal 2010, Cisco no longer uses non-GAAP shares in the calculation of non-GAAP net income per share.

These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP net income, non-GAAP net income per share data and non-GAAP shares used in net income per share calculation for the periods in which such measures are presented, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations. In addition, Cisco believes that the presentation of non-GAAP inventory turns provides useful information to investors and management regarding financial and business trends relating to inventory management based on the operating activities of the period presented.

For its internal budgeting process, Cisco’s management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, other acquisition-related costs, significant asset impairments and restructurings, the income tax effects of the foregoing, significant effects of retroactive tax legislation, and significant transfer pricing adjustments related to share-based compensation. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future, there may be other items that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results.

For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

Copyright © 2010 Cisco Systems, Inc. and or its affiliates. All rights reserved. Cisco, the Cisco logo, Cisco Systems, Cisco AnyConnect, and ūmi are registered trademarks or trademarks of Cisco and/or its affiliates in the United States and other countries. Third party trademarks mentioned in this document are the property of their respective owners. The use of the word partner does not imply a partnership relationship between Cisco and any other company. This document is Cisco Public Information.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended
	October 30, 2010	October 24, 2009
NET SALES:
Product	$8,700	$7,200
Service	2,050	1,821

Total net sales	10,750	9,021

COST OF SALES:
Product	3,249	2,486
Service	746	647

Total cost of sales	3,995	3,133

GROSS MARGIN	6,755	5,888
OPERATING EXPENSES:
Research and development	1,431	1,224
Sales and marketing	2,402	2,010
General and administrative	458	425
Amortization of purchased intangible assets	113	105

Total operating expenses	4,404	3,764

OPERATING INCOME	2,351	2,124
Interest income	160	168
Interest expense	(166)	(114)
Other income, net	80	61

Interest and other income, net	74	115

INCOME BEFORE PROVISION FOR INCOME TAXES	2,425	2,239
Provision for income taxes	495	452

NET INCOME	$1,930	$1,787

Net income per share:
Basic	$0.34	$0.31

Diluted	$0.34	$0.30

Shares used in per-share calculation:
Basic	5,595	5,767

Diluted	5,675	5,871

Certain reclassifications have been made to prior period amounts to conform to the current period’s presentation.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

(In millions, except per-share amounts)

	Three Months Ended
	October 30, 2010	October 24, 2009
GAAP net income	$1,930	$1,787
Share-based compensation expense	407	321
Amortization of acquisition-related intangible assets	214	149
Other acquisition-related costs	45	4

Total adjustments to GAAP income before provision for income taxes	666	474

Income tax effect	(185)	(145)

Non-GAAP net income	$2,411	$2,116

Diluted net income per share:
GAAP	$0.34	$0.30

Non-GAAP	$0.42	$0.36

Shares used in diluted net income per share calculation:
GAAP	5,675	5,871

Non-GAAP(1)	5,675	5,880

(1)	Effective from the second quarter of fiscal 2010, Cisco no longer uses non-GAAP shares in the calculation of non-GAAP net income per share.

Additional reconciliations between GAAP and non-GAAP financial measures are provided in the tables that follow on page 10.

CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	October 30, 2010	July 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$3,796	$4,581
Investments	35,129	35,280
Accounts receivable, net of allowance for doubtful accounts of $191 at October 30, 2010 and $235 at July 31, 2010	4,471	4,929
Inventories	1,523	1,327
Deferred tax assets	1,992	2,126
Other current assets	3,495	3,178

Total current assets	50,406	51,421
Property and equipment, net	3,984	3,941
Goodwill	16,742	16,674
Purchased intangible assets, net	3,176	3,274
Other assets	5,707	5,820

TOTAL ASSETS	$80,015	$81,130

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$3,064	$3,096
Accounts payable	945	895
Income taxes payable	126	90
Accrued compensation	2,497	3,129
Deferred revenue	7,420	7,664
Other current liabilities	4,068	4,359

Total current liabilities	18,120	19,233
Long-term debt	12,214	12,188
Income taxes payable	940	1,353
Deferred revenue	3,316	3,419
Other long-term liabilities	730	652

Total liabilities	35,320	36,845
Total equity	44,695	44,285

TOTAL LIABILITIES AND EQUITY	$80,015	$81,130

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended
	October 30, 2010	October 24, 2009
Cash flows from operating activities:
Net income	$1,930	$1,787
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and other noncash items	553	429
Share-based compensation expense	407	321
Provision for doubtful accounts	(22)	4
Deferred income taxes	338	93
Excess tax benefits from share-based compensation	(28)	(21)
Net gains on investments	(108)	(47)
Change in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	506	38
Inventories	(193)	(8)
Lease receivables, net	(100)	(100)
Accounts payable	45	52
Income taxes payable	(408)	(291)
Accrued compensation	(678)	(313)
Deferred revenue	(367)	(160)
Other assets	(8)	(186)
Other liabilities	(200)	(110)

Net cash provided by operating activities	1,667	1,488

Cash flows from investing activities:
Purchases of investments	(9,569)	(9,537)
Proceeds from sales of investments	6,232	2,769
Proceeds from maturities of investments	3,574	5,664
Acquisition of property and equipment	(326)	(160)
Acquisition of businesses, net of cash and cash equivalents acquired	(69)	—
Change in investments in privately held companies	(28)	(32)
Other	19	43

Net cash used in investing activities	(167)	(1,253)

Cash flows from financing activities:
Issuance of common stock	374	634
Repurchase of common stock	(2,701)	(1,869)
Short-term borrowings, net	(16)	—
Excess tax benefits from share-based compensation	28	21
Other	30	35

Net cash used in financing activities	(2,285)	(1,179)

Net decrease in cash and cash equivalents	(785)	(944)
Cash and cash equivalents, beginning of period	4,581	5,718

Cash and cash equivalents, end of period	$3,796	$4,774

ADDITIONAL FINANCIAL INFORMATION

(In millions)

(Unaudited)

	October 30, 2010	July 31, 2010
CASH AND CASH EQUIVALENTS AND INVESTMENTS
Cash and cash equivalents	$3,796	$4,581
Fixed income securities	33,790	34,029
Publicly traded equity securities	1,339	1,251

Total	$38,925	$39,861

INVENTORIES
Raw materials	$331	$217
Work in process	54	50
Finished goods:
Distributor inventory and deferred cost of sales	586	587
Manufactured finished goods	314	260

Total finished goods	900	847
Service-related spares	174	161
Demonstration systems	64	52

Total	$1,523	$1,327

PROPERTY AND EQUIPMENT, NET
Land, buildings, and building & leasehold improvements	$4,519	$4,470
Computer equipment and related software	1,427	1,405
Production, engineering, and other equipment	4,879	4,702
Operating lease assets	263	255
Furniture and fixtures	479	476

	11,567	11,308
Less accumulated depreciation and amortization	(7,583)	(7,367)

Total	$3,984	$3,941

OTHER ASSETS
Deferred tax assets	$1,881	$2,079
Investments in privately held companies	779	756
Lease receivables, net (1)	1,265	1,176
Financed service contracts, net (2)	767	763
Loan receivables, net (3)	621	675
Other	394	371

Total	$5,707	$5,820

DEFERRED REVENUE
Service	$7,169	$7,428
Product:
Unrecognized revenue on product shipments and other deferred revenue	2,737	2,788
Cash receipts related to unrecognized revenue from two-tier distributors	830	867

Total product deferred revenue	3,567	3,655

Total	$10,736	$11,083

Reported as:
Current	$7,420	$7,664
Noncurrent	3,316	3,419

Total	$10,736	$11,083

Note:

(1)	The current portion of lease receivables, net, which was $863 million and $813 million as of October 30, 2010 and July 31, 2010, respectively, is recorded in other current assets.
(2)	The current portion of financed service contracts, which was $968 million and $989 million as of October 30, 2010 and July 31, 2010, respectively, is recorded in other current assets.
(3)	The current portion of loan receivables, net, which was $561 million and $501 million as of October 30, 2010 and July 31, 2010, respectively, is recorded in other current assets.

SUMMARY OF SHARE-BASED COMPENSATION EXPENSE

(In millions)

	Three Months Ended
	October 30, 2010	October 24, 2009
Cost of sales—product	$15	$12
Cost of sales—service	43	33

Share-based compensation expense in cost of sales	58	45

Research and development	121	97
Sales and marketing	164	128
General and administrative	64	51

Share-based compensation expense in operating expenses	349	276

Total share-based compensation expense	$407	$321

Certain reclassifications have been made to prior period amounts to conform to the current period’s presentation.

The income tax benefit for share-based compensation expense was $109 million and $85 million for the first quarter of fiscal 2011 and fiscal 2010, respectively.

RECONCILIATION OF SHARES USED IN THE GAAP AND NON-GAAP

DILUTED NET INCOME PER SHARE CALCULATION FOR THE FIRST

QUARTER OF FISCAL 2010

(In millions)

Three Months Ended October 24, 2009
Shares used in diluted net income per share calculation—GAAP	5,871
Effect of share-based compensation expense	9

Shares used in diluted net income per share calculation—non-GAAP	5,880

Effective from the second quarter of fiscal 2010, Cisco no longer uses non-GAAP shares in the calculation of non-GAAP net income per share.

RECONCILIATION OF GAAP TO NON-GAAP

COST OF SALES USED IN INVENTORY TURNS

(In millions)

	Three Months Ended
	October 30, 2010	July 31, 2010	October 24, 2009
GAAP cost of sales	$3,995	$4,043	$3,133
Share-based compensation expense	(58)	(57)	(45)
Amortization of acquisition-related intangible assets	(101)	(93)	(44)

Non-GAAP cost of sales	$3,836	$3,893	$3,044